Exhibit 10.2

RCPI Landmark Properties, L.L.C.
c/o Tishman Speyer Properties, L.P.
45 Rockefeller Plaza
New York, New York 10111

August 21, 2007

Rockbay Capital Management, L.P.
600 Fifth Avenue, 24th Floor
New York, New York 10020

Delcath Systems, Inc.
1100 Summer Street, 3rd Floor
Stamford, Connecticut 06905

      RE:       CONSENT TO SUBLEASE

“Building”:	600 Fifth Avenue, New York, New York 10020.

“Premises”:	The entire 23rd and 24th floors of the Building.

“Sublet Space”:	A portion of the Premises.

“Landlord”:	RCPI Landmark Properties, L.L.C.

“Sublandlord”:	Rockbay Capital Management, L.P.

“Subtenant”:	Delcath Systems, Inc.

“Lease”:	Lease dated November 7, 2003, between Landlord, as landlord, and Rockbay Capital Advisors, Inc. (Sublandlord’s predecessor-in-
interest), as tenant, as same has been and may hereafter be
amended, modified, extended or restated from time to time.

“Sublease”:	Sublease dated July 9, 2007 between Sublandlord and Subtenant, as attached hereto, as same may be amended, modified, extended or restated from time to time, as may be permitted hereunder.

Ladies/Gentlemen:

      You have requested Landlord’s consent to the sublease of the Sublet Space. Such consent is hereby granted on the terms and conditions, and in reliance upon the representations and warranties, set forth in this letter (this “Agreement”).

      1. Sublandlord represents and warrants to Landlord that (a) the Lease is in full force and effect; (b) the Lease has not been assigned, encumbered, modified, extended or supplemented, other than as attached as an exhibit to the Sublease; (c) Sublandlord knows of no defense or counterclaim to the enforcement of the Lease; (d) Sublandlord is not entitled to any reduction, offset or abatement of the rent payable under the Lease; (e) Sublandlord is not in default of any of its obligations or covenants, and has not breached any of its representations or warranties, under the Lease; (f) Landlord has paid all amounts and performed all work required to be paid or performed under the Lease in connection with the initial occupancy of the Premises under the Lease; and (g) Landlord is not in default of any of its obligations or covenants under the Lease.

      2. Sublandlord and Subtenant each represents and warrants to Landlord that (a) the Sublease constitutes the complete agreement between Sublandlord and Subtenant with respect to the subject matter thereof; (b) a true and complete copy of the Sublease is attached hereto; and (c) no rent or other consideration is being paid to Sublandlord by Subtenant for the Sublease or for the use, sale or rental of Sublandlord’s fixtures, leasehold improvements, equipment, furniture or other personal property except as set forth in the Sublease.

      3. The Sublease shall be subject and subordinate to the Lease and this Agreement. Neither Sublandlord nor Subtenant shall take, permit or suffer any action which would violate the provisions of the Lease or this Agreement.

      4. Landlord’s obligations to Sublandlord are governed only by the Lease and this Agreement. Landlord’s obligations to Subtenant are only as expressly provided in this Agreement. Landlord shall not be bound or estopped by any provision of the Sublease, including any provision purporting to impose any obligations upon Landlord (except as provided in Paragraph 7 of this Agreement). Nothing contained herein shall be construed as a consent to, approval of, or ratification by Landlord of, any of the particular provisions of the Sublease or any plan or drawing referred to or contained therein (except as may be expressly approved herein). Landlord has not reviewed or approved any provision of the Sublease. Notwithstanding anything to the contrary contained in the Sublease, the term of the Sublease shall end no later than the day that is one day prior to the Expiration Date (as defined in the Lease).

      5. If Sublandlord or Subtenant violates any of the terms of this Agreement, or if any representation by Sublandlord or Subtenant in this Agreement is untrue in any material respect, or if Subtenant takes any action which would constitute a default under the Lease after giving of notice and the expiration of any grace period required under the Lease, then Landlord may declare the Lease to be in default and avail itself of all remedies provided at law or equity or in the Lease with respect to defaults.

      6. Subject to the provisions of Paragraph 7 of this Agreement, if the Lease is terminated prior to the stated expiration date provided therein, the Sublease, shall likewise terminate on the date of such termination. In connection with such termination, Subtenant, at its sole expense, shall surrender the Sublet Space to Landlord in the manner provided for in the Lease, including the removal of all its personal property from the Sublet Space and from any part of the Building to which it is not otherwise entitled to occupancy and repair all resulting damage to the Sublet Space and the Building. Except as otherwise provided in the Lease, Lanlord shall have the right to retain any property and personal effects which remain in the Sublet Space or the Building for more than five (5) Business Days following the date of termination of the Sublease, without any obligation or liability to Subtenant, and to retain any net proceeds realized from the sale thereof, without waiving Landlord’s rights with respect to any default by Sublandlord under the Lease or Subtenant under the foregoing provisions of this paragraph and the provisions of the Lease and the Sublease. If Subtenant shall fail to vacate and surrender the Sublet Space in accordance with the provisions of this paragraph, Landlord shall be entitled to all of the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term, and any such holding over shall be deemed a default under the Lease and a holding over by Sublandlord with respect to the entire Premises under the Lease. In addition, Subtenant agrees that it will not seek, and it expressly waives any right to seek, any stay of the prosecution of, or the execution of any judgment awarded in, any action by Landlord to recover possession of the Sublet Space. Subtenant may not vacate the Sublet Space on a Saturday, Sunday or a holiday. If the Sublease terminates on a Saturday, Sunday or a holiday, Subtenant must comply with this paragraph by the end of the preceding Business Day. This paragraph shall survive the earlier termination of the Lease and the Sublease.

      7. If the Lease is terminated before the stated expiration date of the Sublease, and if Landlord or any other party then entitled to possession of the Sublet Space so notifies Subtenant, Subtenant, at Landlord’s option, shall attorn to Landlord or any such party for the remainder of the stated term of the Sublease under all the terms and conditions of the Lease, except that the fixed rent and any additional rent payable by Subtenant to Landlord pursuant to the Lease (collectively, the “Rent”) shall be the greater of (x) the fixed rent and additional rent payable by Subtenant as set forth in the Sublease and (y) the Rent set forth in the Lease. The party to whom Subtenant attorns shall, under such circumstances, agree not to disturb Subtenant in its use and enjoyment of the Sublet Space, provided Subtenant performs all of its obligations under the Lease (except as provided above). Such party shall not be required to honor or credit Subtenant for (a) any payments of rent made to Sublandlord for more than one month in advance or for any other payment owing by, or on deposit with, Sublandlord for the credit of Subtenant, (b) any obligation to perform any work or make any payment to Subtenant pursuant to a work letter, the Sublease or otherwise, (c) any security deposit not in Landlord’s actual possession, (d) any obligation of, or liability resulting from any act or omission of, Sublandlord, (e) any amendment of the Sublease not expressly consented to by Landlord, or (f) any defenses, abatements, reductions, counterclaims or offsets assertable against Sublandlord. This provision is self-operative upon demand for attornment, whether or not, as a matter of law, the Sublease may terminate upon the expiration or termination of the term of the Lease. Subtenant, however, agrees to give Landlord or such other party, on request, an instrument acknowledging an attornment according to these terms. No attornment pursuant to this paragraph shall be deemed a waiver or impairment of Landlord’s rights under the Lease to pursue any remedy not inconsistent with such attornment. In the event of such election by Landlord or such other party, Sublandlord shall deliver to Landlord or such other party any security deposit which Sublandlord is then holding under the Sublease.

      8. Sublandlord and Subtenant each agrees that:

       (a) none of the Landlord’s shareholders, partners, members, managers, directors, officers, agents or employees, directly or indirectly, shall be liable for Landlord’s performance under the Lease or this Agreement;

       (b) Landlord’s liability under the Lease and this Agreement shall be limited to Landlord’s interest in the Real Property (as defined in the Lease) and the net undistributed proceeds from a sale thereof;

       (c) it will not seek to satisfy any judgment against Landlord out of the assets of any person or entity other than Landlord (but only to the extent provided in clause (b) above); and

       (d) the obligations of Landlord under this Agreement and the Lease shall not be binding upon Landlord to the extent that they arise after the sale, conveyance, assignment or transfer by Landlord of its interest in the Real Property, and Sublandlord and Subtenant shall look solely to the transferee for the satisfaction of such obligations. Any such transferee shall be deemed to have assumed all of Landlord’s obligations under this Agreement and the Lease.

      9. Sublandlord and Subtenant, jointly and severally, agree to indemnify Landlord against, and hold Landlord harmless from, all costs, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of any claims for brokerage commissions, finders fees or other compensation by reason of any person or entity claiming to have dealt with Sublandlord or Subtenant in connection with the Sublease or procuring possession of the Sublet Space. Sublandlord and Subtenant, at their sole expense, may defend any such claim with counsel reasonably acceptable to Landlord and settle any such claim at their expense, but only Landlord may approve the text of any stipulation, settlement agreement, consent order, judgment or decree entered into on its behalf. The provisions of this Paragraph 9 shall survive the expiration or sooner termination of the Lease or the Sublease.

      10. Sublandlord and Subtenant, jointly and severally, agree to indemnify Landlord against, and hold it harmless from any and all losses, costs, expenses, claims and liabilities including, but not limited to, reasonable counsel fees, arising from any accident, injury or damage whatsoever caused to any person or entity or to the property of any person or entity and occurring during the term of the Sublease in or about the Sublet Space except if and to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s agent or employees. If any proceeding is brought against Landlord by reason of any such claim, Sublandlord and Subtenant, jointly and severally, shall be responsible for Landlord’s costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection therewith. If any action or proceeding is brought against Landlord by reason of any such claims, Sublandland and/or Subtenant, upon written notice from Landlord, shall, at Sublandlord’s and Subtenant’s sole cost and expense, resist or defend such action or proceeding using counsel reasonably approved by Landlord, but may not settle any such claim without Landlord’s prior written approval, unless: (a) such settlement shall involve no obligation on the part of Landlord other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by Sublandlord and Subtenant, jointly and severally, at the time such settlement is reached, (c) such settlement shall not require Landlord to admit any liability, and (d) Landlord shall have received an unconditional release from the other parties to such claim, suit or other proceeding. The provisions of this Paragraph 10 shall survive the expiration or earlier termination of the term of the Sublease or the Lease. The indemnity and any right granted to Landlord pursuant to this paragraph shall be in addition to, and not in limitation of, Landlord’s rights under the Lease. Subtenant shall name the Landlord as an additional insured on all liability insurance policies.

      11. Landlord’s consent to the Sublease does not include consent to any modification, supplement or amendment of the Sublease, or to any assignment of the Sublease or further subletting of the Sublet Space, each of which requires Landlord’s prior written consent. If Sublandlord or Subtenant desires Landlord’s consent to any such other action it must specifically and separately request such consent. Sublandlord shall give Landlord prompt written notice if the Sublease terminates prior to its stated term.

      12. Neither the execution and delivery of this Agreement or the Sublease, nor any acceptance of rent or other consideration from Subtenant by Landlord or Landlord’s agent shall operate to waive, modify, impair, release or in any manner affect Sublandlord’s liability or obligations under the Lease or Subtenant’s liability or obligations under the Sublease. Sublandlord and Subtenant each agrees that any additional services requested and authorized by Subtenant are deemed to be authorized by Sublandlord, and the charges for such additional services that are assessed by Landlord constitute additional rent payable under the Lease.

      13. If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Agreement or the Lease and the Sublease, then the terms, covenants and conditions of this Agreement or the Lease shall prevail. If there shall be any conflict or inconsistency between this Agreement and the Lease, the terms of this Agreement shall prevail.

      14. The Lease and this Agreement constitute the entire agreement of the parties with respect to Landlord’s consent to the Sublease. This Agreement may not be changed except in writing signed by each party hereto.

      15. All statements, notices and other communications given pursuant to this Agreement must be in writing and must be delivered as provided in the Lease, addressed to Landlord and Sublandlord as provided in the Lease and to Subtenant at its address set forth above or at such other address as any party may designate upon not less than 10 days prior notice given in accordance with this paragraph.

      16. Landlord’s rights and remedies under this Agreement shall be in addition to every other right or remedy available to it under the Lease, at law, in equity or otherwise and Landlord shall be able to assert its rights and remedies at the same time as, before, or after its assertion of any other right or remedy to which it is entitled without in any way diminishing such other rights or remedies. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity and enforceability of any other provision of this Agreement.

      17. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except as provided in Paragraph 8(d) above and except that it shall not inure to the benefit of any successor or assign of Sublandlord or Subtenant whose status was acquired in violation of the Lease or this Agreement.

      18. Each of Landlord, Sublandlord, and Subtenant represents that it is duly authorized to execute and deliver this Agreement, and that each of Landlord, Sublandlord and Subtenant has full power and authority to enter into this Agreement.

      19. The Agreement will be construed and governed by New York law. Sublandlord and Subtenant each consents to the personal and subject matter jurisdiction of the courts of the State of New York.

      20. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

      21. Sublandlord and Subtenant each agrees jointly and severally to pay, upon demand, Landlord’s reasonable out-of-pocket fees and disbursements incurred in connection with and related to the preparation and execution of this Agreement.

      22. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL IN ANY CAUSE OF ACTION ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.

EXHIBIT

Sublease

See Attached

      Please acknowledge your agreement to the terms and conditions of this Agreement by signing the copy of this Agreement enclosed herewith and returning it to the Landlord. You may consider Landlord’s consent to be effective upon your receipt of a fully executed copy of this Agreement.

Very truly yours,

RCPI LANDMARK PROPERTIES, L.L.C., Landlord
By: Tishman Speyer Properties, L.P., its Agent

By:
Name: Steven R. Wechsler
Title: Senior Managing Director

Agreed and Consented to by:

ROCKBAY CAPITAL MANAGEMENT, L.P., Sublandlord

By:
Name: Matthew Lux
Title: General Counsel

DELCATH SYSTEMS, INC., Subtenant

By:
Name: Ricard Taney
Title: CEO

   Please acknowledge your agreement to the terms and conditions of this Agreement by signing the copy of this Agreement enclosed herewith and returning it to the Landlord. You may consider Landlord’s consent to be effective upon your receipt of a fully executed copy of this Agreement.

Very truly yours,

RCPI LANDMARK PROPERTIES, L.L.C., Landlord
By: Tishman Speyer Properties, L.P., its Agent

By:
Name: Steven R. Wechsler
Title: Senior Managing Director

Agreed and Consented to by:

ROCKBAY CAPITAL MANAGEMENT, L.P., Sublandlord

By:
Name: Matthew Lux
Title: General Counsel

DELCATH SYSTEMS, INC., Subtenant

By:
Name: Ricard Taney
Title: CEO